UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2013

ENER-CORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-173040	46-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 Toledo Way, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 616-3300

Former Name or Former Address, if Changed Since Last Report:

1736 Angel Falls Street, Las Vegas, Nevada 89142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1	REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

The registrant closed the merger transaction previously disclosed in its Current Report on Form 8-K filed on April 17, 2013.

SECTION 2	OTHER EVENTS

Item 2.01	Completion of Acquisition or Disposition of Assets.

In connection with the closing of the merger transaction referenced in Item 1.01, above, the registrant acquired all of the capital stock of Ener-Core Power, Inc., a Delaware corporation.

SECTION 3	SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the closing of the merger transaction referenced in Item 1.01, above, the registrant sold and issued shares of its common stock for all of the issued and outstanding shares of common stock of Ener-Core Power, Inc., certain of which shares had recently been issued in connection with a financing transaction at the Ener-Core Power, Inc., level.

SECTION 5	CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01	Changes in Control of Registrant.

In connection with the closing of the merger transaction referenced in Item 1.01, above, the control of the registrant has changed.

Item 5.02	Departure of Certain Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the merger transaction referenced in Item 1.01, above, the board of directors and the officers of the registrant have changed.

Item 5.06	Change in Shell Company Status.

In connection with the closing of the merger transaction referenced in Item 1.01, above, the registrant is no longer a shell company.

SECTION 8	OTHER EVENTS

Item 8.01	Other Events.

In connection with the closing of the merger transaction referenced in Item 1.01, above, the registrant issued a press release on July 1, 2013, announcing the closing of the merger transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

Exhibit No. 99.1	Exhibit Description Press release, dated July 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener-Core, Inc.,
a Nevada Corporation

Dated: July 1, 2013	/s/ Alain Castro
Alain Castro
Chief Executive Officer